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                                                                    EXHIBIT 23.1



                              AUDITOR'S CONSENT



We have issued our report dated February 10, 1998, accompanying the consolidated financial statements and schedule of Windmere-Durable Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus of Windmere-Durable Holdings, Inc. on Form S-3, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP


Miami, Florida
June 3, 1998